UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 14, 2014


                        INTEGRATED ELECTRIC SYSTEMS CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                       000-54667                 20-8624019
(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)         Identification Number)

      15991 Red Hill, Tustin, CA                                    92780
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code (818) 995-9107

                16133 Ventura Blvd., Suite 700, Encino, CA, 91436
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective July 14, 2014, Larry Segal resigned as president, chief executive officer, chief financial officer, treasurer, secretary and director of our company. Mr. Segal's resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.

Concurrently on July 14, 2014, Richard G. Stifel was appointed as president, chief executive officer, chief financial officer, treasurer, secretary and director of our company.

RICHARD G. STIFEL, - PRESIDENT, CHIEF EXECUTIVE OFFICER, CHIEF FINANCIAL OFFICER, TREASURER, SECRETARY AND DIRECTOR

Mr. Stifel is the founder and currently acts as the manager of RGS Resources, LLC, a regional firm that specializes in providing interim chief financial officer, controller and accounting services to start up and mid-sized companies. He acted as chief financial officer, secretary and treasurer of Big Cat Energy Corporation/Sterling Oil & Gas Company (2007 to July 2012), a publically held, oil and gas service company that provides water handling solutions to the coal bed methane segment of the industry with revenues of $3 million. Mr. Stifel was also market leader and a consultant at Siegfried Group (2004 - 2007) where he developed start-up operations in Denver and Phoenix for this national provider of professional financial services. While working with Siegfried Group he built the client base to $2.5 million in 14 months, hired and trained a staff of 26 consultants and performed consulting services for Big 4 and Fortune 100 clients. From 1996 to 2001, Mr. Stifel was Group Controller, US Operations at Automation Solutions International, LLC (formerly MSI Technologies, Inc.) where he was a key member of the executive team for the $75 million US operations division of this $95 million enterprise, distributing high-technology factory automation and motion control devices to major commercial and industrial accounts in the global market place. From 1991 to 1996, he was vice president finance, secretary at Horizon Resources Corporation and was the top-ranking finance executive for a $45 million, publicly traded corporation involved in gold exploration and potash mining.

We appointed Mr. Stifel due to his experience in manufacturing, transportation, telecommunication, consumer products, and also for his knowledge of cost accounting, budgeting, cash management, month end close, information technology, mergers and acquisitions.

Richard G. Stifel holds a Bachelor of Science in Administration with concentration in accounting from Colorado State University.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED ELECTRIC SYSTEMS CORP.


/s/ Richard G. Stifel
------------------------------------------------------------
Richard G. Stifel
President, Chief Executive Officer, Chief Financial Officer,
Treasurer, Secretary and Director

Date: July 14, 2014

                                       3